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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on July 16, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS FIRST PUBLISHED IN THE JULY 16, 2001 EDITIONS OF THE WALL STREET JOURNAL AND USA TODAY AND WAS ALSO DISTRIBUTED BY ELECTRONIC MAIL TO CA EMPLOYEES ON THE SAME DATE:

OUR TRACK RECORD

ATTENTION COMPUTER ASSOCIATES SHAREHOLDERS:

At CA, we know we have to earn your support and the support of our customers and employees every day. Recently, a Texas financier has begun attacking our Board and management team with self-serving and misleading research and insulting rhetoric. His goal? To get elected as chairman of your company, install himself and nine of his associates on CA's board and break up the company into four separate business units.

We think this is a bad idea. We believe Sam Wyly's plan to break up the company would hurt CA, its shareholders, customers and employees.

                        CA'S CURRENT MANAGEMENT AND BOARD
                         HAS PERFORMED FOR SHAREHOLDERS.

      |_| CA's existing management team has grown CA to the fourth-largest software firm with a market capitalization of over $18 billion.

      |_| Since CA's IPO on December 11, 1981, CA's stock price has outperformed Apple, Hewlett-Packard, IBM and Intel.*

      |_| Over the last year, CA's stock price has outperformed Apple, Cisco, Compaq, Dell, EMC, Hewlett-Packard, IBM, Intel and Microsoft, and our stock price is up over 65% year-to-date.**

      |_| In the last three years alone, CA has returned over $1.5 billion to shareholders in the form of dividends and share repurchases, while generating over $4.0 billion in cash from operations.

      |_|   From FY1982-FY2001, CA's revenues grew at a 30% CAGR.

      WE BELIEVE CA'S NEW BUSINESS MODEL IS CREATING SHAREHOLDER


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      VALUE AND SUSTAINABLE COMPETITIVE ADVANTAGE.

We know we're not perfect. CA, like many software and technology companies, has had to weather a difficult high tech environment. But we are proud of our overall track record and are making good progress. What's more, we remain confident and optimistic about the potential of the new business model we put in place last October. That model offers CA's many thousands of customers a wide range of innovative purchasing and payment options to help ensure greater payoff from software investments and achieve a simpler, more flexible and more cost-effective way for them to implement new CA products.

Already, the new model is winning plaudits from customers and Wall Street.

            SOON, WE WILL BE WRITING TO FORMALLY ASK FOR YOUR SUPPORT
                   AT THIS YEAR'S ANNUAL MEETING ON AUGUST 29.

Since Mr. Wyly launched his attack, we've received many expressions of support from all of CA's constituencies. We thank those of you who have called or written with words of encouragement, and assure you that we intend to stay focused on continuing to build and improve CA.

Soon, we will be sending you a formal proxy statement and a WHITE proxy card with detailed instructions on how to support CA's existing management and board. PROTECT YOUR INVESTMENT. YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE WHITE CARD PROMPTLY AFTER YOU RECEIVE IT. If you have any questions, please call our information agents, MacKenzie Partners, Inc. toll free at 800-322-2885 or D. F. King & Co., Inc. toll free at 800-431-9642.

VERY TRULY YOURS,

CHARLES B. WANG                     SANJAY KUMAR
CHAIRMAN                            PRESIDENT & CHIEF EXECUTIVE OFFICER


IMPORTANT INFORMATION
Computer Associates filed a preliminary proxy statement with the Securities and Exchange Commission on July 13, 2001 relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders are set forth in the preliminary proxy statement. Computer Associates will be filing a definitive proxy statement and other relevant documents. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY WILL CONTAIN


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IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents may be obtained for free at www.sec.gov. You may also obtain a free copy of Computer Associates' definitive proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at
www.ca.com. To the extent that individual customers, independent industry researchers, financial analysts, or Company commissioned research, are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Computer Associates.


*BASED ON STOCK PRICE APPRECIATION FROM 12/11/81 - 7/12/01: CA (12,826%), APPLE (420%), HEWLETT-PACKARD (1,235%), IBM (689%), AND INTEL (11,345%). FIGURES FROM FACTSET.

**BASED ON STOCK PRICE APPRECIATION FROM 7/12/00 - 7/12/01: CA (17%), APPLE (-59%), CISCO (-72%), COMPAQ (-44%), DELL (-47%), EMC (-71%), HEWLETT-PACKARD
(-58%), IBM (3%), INTEL (-57%), MICROSOFT (-11%). BETWEEN 12/29/00 AND
7/12/01, CA'S STOCK PRICE ROSE 67%. FIGURES FROM FACTSET.

                                       ###

THE FOLLOWING MESSAGE (CONTAINING THE ABOVE ADVERTISEMENT) WAS DISTRIBUTED BY ELECTRONIC MAIL TO CA EMPLOYEES ON JULY 16, 2001:

From:    Kumar, Sanjay
Sent:    Monday, July 16, 2001 10:41 AM
Subject:  CA-World feedback and proxy contest update

 **** CA INTERNAL USE ONLY ****
To:      All CA Employees
From:    Sanjay Kumar
Date:    July 16, 2001
Re:      CA-World feedback and proxy contest update

Hi all,

I wanted to take a moment of your time to give you all an update on two important topics - CA-World and the proxy contest.

CA-World was a great success. The location change from New Orleans to Orlando proved to be a big hit with attendees and CA staff alike. After many years in New Orleans, people were ready for a change. The facilities and the staff at the Orlando Convention Center were terrific. So good, that we are going back to Orlando next year for CA-World. As promised, we did roll out the new 4 brand strategy to complement the 3x6, and customers and analysts loved it. Most of the comments that I received on the branding indicated that we are spot on with the messaging. The technology announcements such as Unicenter 3.0 and BrightStor Enterprise Backup, and our partner announcements with companies like EMC also signaled a major focus on R&D and partnerships to our attendees. Again, as evidenced by the press articles from last week, these announcements were received very well. I was also pleased to hear from many customers that our relationships with them, our service and support, and our ability to partner are at "all time highs". This is terrific news, and proves that our investments in the Quality organization, the Client Relations organization and employee training are paying dividends.

While most things at CA-World were close to perfect, there is always room for improvement. The one area that customers encouraged us to review is the number of "technical education sessions" that we offered this year. As you all are aware, we changed the format of CA-World this year to focus more on the 3x6, and as a result we reduced the number of sessions from somewhere around 3000 to about 500 - give or take a few. The positive result of this change was very evident when we heard many long time customers say "wow, I had no idea that CA had those kinds of products ... ... ". But, we must be responsive to the needs of customers as well, and therefore we will be working with the User Groups in the coming months to work on striking a better balance for next year. We are also planning on supporting the User Groups and the technical conferences that some of them are planning on having during the year.

All-in-all, CA-World was a fantastic success. The Marketing department will soon be distributing highlights from CA-World, and I encourage you to take the opportunity to review them in full. My sincere thanks to all of those who worked so hard for many many months to put together and execute on such a remarkable event. It never ceases to amaze me how much Team CA can accomplish when we focus on a common objective and work together to achieve it. Congratulations to all on a job well done!

As for news on the proxy contest front - not much has changed. Mr. Wyly continues saying negative things about our company, the management, and the Board of Directors. He has run some advertisements in newspapers and has mailed a letter to CA shareholders about his plan to break up our company into four pieces. We in turn used the opportunity at CA-World to talk about the strategy we have for our company, our historical record of innovation and success, and our commitment to delivering value for all of our constituents - employees, partners, customers, and shareholders. We also filed with the United States Securities Exchange Commission (SEC) our "preliminary" proxy statement, sent a letter to our shareholders and ran an advertisement (per my previous memo), and we will continue to explain to all of our shareholders why Mr. Wyly's plan to break up our company into four pieces is a bad idea. We are also running a new advertisement this week, and I have attached a PDF file of the ad.

[ProxyAd2.PDF - (see above)]

As always, the latest information on all of this can be found at http://www.ca.com/invest/proxy.htm. In the coming days, if all goes according to plan, our proxy statement will become "effective". This is a fancy way to say that our proxy document gets approved by the SEC. Once it is "effective", we will mail the proxy documents and the proxy cards to all shareholders, encouraging them to reject Mr. Wyly's ill-conceived plan. We will communicate in more detail about all of this in the coming weeks.

In the meantime, we need to remain focused on the business - - the business of building great products, providing superior customer service and support, communicating our message, and generating heaps of revenue. Keep up the great work. Many thanks on behalf of the entire management team for your dedication and for your support.

For many of you, the months of July and August are the most popular months for vacations with your family and friends. If you are planning on going away, do enjoy yourself and be safe.

As always, I welcome your thoughts, comments, and suggestions.

Regards,

Sanjay

ps. Just like my last email, the legal folks tell me that I have to include this important information. So, here it is.

IMPORTANT INFORMATION

Computer Associates filed a preliminary proxy statement with the Securities and Exchange Commission on July 13, 2001 relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders are set forth in the preliminary proxy statement. Computer Associates will be filing a definitive proxy statement and other relevant documents. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents may be obtained for free at www.sec.gov [http://www.sec.gov/]. You may also obtain a free copy of Computer Associates' definitive proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at www.ca.com [http://www.ca.com/]. To the extent that individual customers, independent industry researchers, financial analysts, or Company commissioned research, are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of Computer Associates.